Exhibit 10.1

THIS AMENDMENT AND RESTATEMENT AGREEMENT is dated effective 31st December 2023 and made by Guident Corp, (“Company”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Effective Date” means the date of this Agreement.

“Original Agreement” means the original agreement dated 1st December 2020 by the Company.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in the Original Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Agreement shall have effect as if set out in this Agreement.

2.	AMENDMENT AND RESTATEMENT

With effect from the Effective Date the parties to the Original Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 1 (Restated Agreement).

3.	REPRESENTATIONS

The warrants, represents and undertakes in the Original Agreement are deemed to be made and repeated by the Company (by reference to the facts and circumstances then existing) on the Effective Date.

4.	CONTINUITY AND FURTHER ASSURANCE

The provisions of the Original Agreement shall, save as amended by this Agreement, continue in full force and effect.

5.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6.	INCORPORATION OF TERMS

The provisions of Clause 13 (Costs and Expenses) to Clause 21 (Arbitration) of the Original Agreement shall be incorporated into this Agreement as if set out in full in this Agreement.

7.	GOVERNING LAW

This Instrument and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English Law.

SIGNATURE

SIGNED as a DEED By GUIDENT CORP

Witness:	/s/ Konrad Dabrowski
Name:	Konrad Dabrowski

Schedule 1

Amended and Restated Agreement

GUIDENT CORP

CONVERTIBLE NOTE

SCHEDULE 1	Certificate	8

i

THIS CONVERTIBLE NOTE is executed as a deed effective 31st December 2023.

PARTY

Guident Corp, a company based at 901 NW 35th Street, suite 101E, Boca Raton, FL 33431 (“Company”).

BACKGROUND

By exercising the powers conferred on them by the constitutional documents of the Company, the Company resolved to create unsecured convertible loan notes up to the principal amount of $5,000,000 USD and to constitute these loan notes in the manner set out in this Instrument.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Instrument:

“Commencement Date” means the effective date of this Instrument.

“Group” means in relation to a company, that company, each and any subsidiary or holding company from time to time of that company, and each and any subsidiary from time to time of a holding company of that company or an affiliate.

“Holder” means Guident Ltd (10837749) or its assignees.

“Instrument” means this unsecured convertible loan note, issued on the Commencement Date which is for the principal amount of $5,000,000 USD, the terms of which are established herein.

“Loan Note” means the unsecured loan notes of the Company constituted by this Instrument, or the principal amount from time to time issued or drawn down for a facility as the case may require.

“Maturity Date” means unless converted earlier in accordance with Clause 4 or delayed on mutual written agreement, the principal and accrued interest on this Instrument shall be due and payable on the third anniversary of this Instrument.

“Party” means the Company or the Holder.

1.2	Construction

(a)	Unless a contrary indication appears a reference in this Instrument to:

(i)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(ii)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(iii)	references in this Instrument to the singular include references to the plural and vice versa; and

(iv)	a provision of law is a reference to that provision as amended or re-enacted.

(b)	Section, Clause and Schedule headings are for ease of reference only.

2.	LOAN NOTES

2.1	The aggregate principal amount of the Loan Notes shall total USD $5,000,000.

2.2	Subject to this Instrument, the Loan Notes shall rank pari passu equally and rateably without discrimination or preference between them and as unsecured obligations of the Company under this Instrument.

2.3	Interest shall be payable on the Loan Notes in accordance with Clause 6.

2.4	This Instrument may be one of a series which have the exact same financial terms except as to the date of issuance and tenor.

3.	TERMS

Pursuant to (i) any services agreement which compensates a Group company of Tekcapital plc, (ii) a direction of the Board and/or (iii) receipt of any funds then the Loan Notes shall be issued prior to the Maturity Date in denominations and integral multiples of USD $0.01 (or such other multiples or currency as the Company shall permit) and shall be held subject to the terms set out in this Instrument.

4.	NOTE CONVERSION

4.1	At the election of the Holder, the Loan Notes and all interest accrued on them may be converted anytime after the occurrence of any of the following events (the “Conversion Events”):

(a)	in the event that the Company consummates an equity financing pursuant to which it raises an aggregate amount of not less than $750,000 USD;

(b)	in the event that the Company enters into a transaction pursuant to which the Company sells not less than 10% of the Company’s shares, excluding any and all convertible notes which are convertible into shares;

(c)	in the event that the Company lists shares on a public exchange; or

(d)	the Holder determines that it wants to convert the Note.

Upon the occurrence of any Conversion Event described in Clause 4.1, the Holder may, by written notice to the Company (the “Conversion Notice”), convert all, or a portion of, outstanding principal and accrued interest under the Note into that number of Company shares equal to the quotient obtained by dividing the amount of all outstanding principal and interest of the Note being converted by the Holder by (i) in the case of Clause 4.1.1 and Clause 4.1.2 above, the per share purchase price paid for by investors under the terms of such equity financing, (ii) in the case of 4.1.3 above, the closing price of the Company’s trading shares on the relevant public exchange for the day immediately preceding the date of conversion of the Note or (iii) in the case of 3.1.4 the valuation of the last equity investment or a figure determined by the CFO of the Holder.

4.2	In the event that the Holder does not effect to convert the entire Note and accrued interest thereunder before the Maturity Date, the Company shall repay in cash the full principal amount and all accrued interest on the Note.

4.3	Upon conversion of the Loan Notes:

(a)	the Company shall issue certificates evidencing the shares; and

(b)	the Holder shall (i) have the same rights provided to a purchaser of the shares in the equity financing, including without limitation, to the extent granted therein, information and registration rights and subject to any minimum share ownership thresholds and (ii) join into any such agreement entered into between the Company and a purchaser of the shares in such equity financing evidencing the rights described in Clause 4.3.2(i).

4.4	The Company shall not be required to issue fractional shares upon exercise of the Note. As to any fractional share that the Holder would otherwise be entitled to upon conversion then the Company shall pay to the Holder the difference in cash by wire transfer of immediately available funds.

5.	REPAYMENT AND PREPAYMENT

5.1	Repayment

The Company shall repay in full the principal amount and all accrued interest on the Note on or before the Maturity Date.

5.2	Prepayment

The Company may with the prior written consent of the Holder, not to be unreasonably withheld, prepay the whole of the Note at any time prior to receipt of a Conversion Notice. There is no prepayment fee.

5.3	Late Payment

In the event that the Company fails to pay any amount due under this Instrument on the Maturity Date then it shall be liable to pay $150 USD for each day that the overdue amount remains due and payable.

6.	INTEREST

6.1	The Company will pay to the Noteholders interest (less any withholding tax) on the principal amount of the Loan Notes for the time being held by them at an annual rate equal to 10 per cent with effect from the date of issue of the Loan Notes until the Maturity Date in accordance with this Instrument.

6.2	Interest shall accrue from day-to-day and shall be calculated on the basis of a year of 365 days and the actual number of days in the period for which it is paid.

6.3	Interest shall be paid or waived (or, at the election of the Holder in its sole discretion, converted) simultaneously with the conversion or repayment of the Loan Notes.

7.	CERTIFICATES

Each Noteholder shall be entitled without charge to a certificate for the Loan Notes held by them.

8.	WARRANTIES AND REPRESENTATIONS

The Company makes the representations and warranties set out in this Clause 8 to the Holder.

8.1	Binding obligations

That the obligations expressed to be assumed by it in this Instrument are legal, valid, binding and enforceable obligations.

8.2	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by this Instrument do not and will not conflict with:

(a)	any law or regulation applicable to the Company;

(b)	any of the Company’s organisational and constitutional documents; or

(c)	any agreement or instrument binding upon the Company or any of its assets to the extent such conflict might reasonably be expected to have a material adverse effect.

8.3	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Instrument.

(b)	It has duly authorised and approved the terms of this Instrument and the issuance of this Instrument, in each case in accordance with the provisions of the law and its constitutional documents.

8.4	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations; and

(b)	to make the documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.

9.	INDEMNITY AND TAX GROSS UP

9.1	The Company shall indemnify and hold harmless the Holder from and against and in respect of all losses suffered or incurred by the Holder and any reduction in the value of the Notes held by the Holder, arising out of or in connection with tax, stamp duty, registration fees or other similar costs.

9.2	All amounts set out, or expressed to be payable under this Instrument shall be deemed to be exclusive of any VAT or similar service charge (“Charge”) and if any amount is chargeable on any supply then the Company shall pay to the Holder (in addition to and at the same time as paying the consideration) an amount equal to the Charge.

10.	U.S. SECURITIES ACT OF 1933

10.1	The Company nor any of its affiliates nor any person acting on behalf of any of them has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”)) with respect to the Notes.

10.2	The Company nor any of its affiliates nor any person acting on behalf of any of them has made offers or sales of securities under circumstances that would require registration of the Notes under the Securities Act.

11.	HOLDER LIABILITIES

This Instrument does not confer upon the Holder any liabilities as a shareholder prior to the conversion of the Note.

12.	HOLDER OPTION

The Holder, in its sole discretion, can transfer the Note to a member of the Group and the Company will undertake any action requested to effect the transfer.

13.	COSTS AND EXPENSES

Except as provided otherwise in this Instrument, each Party shall pay the costs and expenses incurred by it in connection with this Instrument.

14.	COMMUNICATIONS

14.1	Communications under this Instrument shall be in English in writing and delivered (i) by hand or sent by recorded delivery post (or airmail, if the destination is outside the country of origin) to its registered address or (ii) by email as set out below:

Holder
Email address: minglis@tekcapital.com
Company
Email address: info@guident.co

14.2	No press releases or any other forms of communication to third parties, which mention both Parties, shall be released without the prior written consent and approval of the Holder.

15.	ENTIRE AGREEMENT

15.1	This Instrument constitutes the entire agreement between the Parties and supersedes and extinguishes all previous drafts, agreements, arrangements and understandings between them, whether written or oral, relating to its subject matter.

15.2	Each Party acknowledges that in entering into this Instrument it does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently) that is not set out in this Instrument. No Party shall have any claim for innocent or negligent misrepresentation based upon any statement in this Instrument.

15.3	Nothing in this Clause shall limit or exclude any liability for fraud.

16.	VARIATION

No variation, amendment or modification of this Instrument shall be effective unless it is in writing and signed by or on behalf of each Party.

17.	ASSIGNMENT

The Company may not assign or transfer its rights and/or obligations under this Instrument without the prior written consent from the Holder.

18.	NO WAIVER

No failure or delay by a Party to exercise any right or remedy provided under this Instrument or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

19.	RIGHTS AND REMEDIES

Except as expressly provided in this Instrument, the rights and remedies provided under this Instrument are in addition to, and not exclusive of, any rights or remedies provided by law.

20.	SEVERANCE

20.1	If any court or competent authority finds that any provision of this Instrument (or part of any provision) is invalid, illegal or unenforceable, that provision or part-provision shall, to the extent required, be deemed to be deleted, and the validity and enforceability of the other provisions of this Instrument shall not be affected.

20.2	If any invalid, unenforceable or illegal provision of this Instrument would be valid, enforceable and legal if some part of it were deleted, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable.

21.	ARBITRATION

Any dispute arising from or in connection with this Instrument (including a dispute relating to the existence, exercise, validity or termination of this Instrument or the consequences of its nullity or any non-contractual obligation arising out or in connection with this Instrument) shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (LCIA) by a sole arbitrator with the seat of arbitration in London under the English language.

22.	GOVERNING LAW

This Instrument and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English Law.

EXECUTED

SIGNED as a DEED By GUIDENT CORP

Witness:	/s/ Konrad Dabrowski
Name:	Konrad Dabrowski

SCHEDULE 1

Certificate

[●] LIMITED (THE “COMPANY”)

(INCORPORATED AND REGISTERED UNDER THE COMPANIES ACT 2006 AND

REGISTERED IN ENGLAND AND WALES WITH COMPANY NUMBER [●])

USD $[●] UNSECURED CONVERTIBLE LOAN NOTES

Certificate No
Amount USD $

Issued pursuant to the Articles of Association of the Company.

Dated [●]

THIS IS TO CERTIFY THAT [●] of [●] is/are the registered holder(s) of USD $[●] of the USD $[●] Convertible Loan Notes (the “Loan Notes”) constituted by an Instrument entered into by the Company on [●] (the “Instrument”) and issued with the benefit of, and subject to the provisions contained in the Instrument.

Where the context permits, terms defined in the Instrument shall have the same meaning when used in this Certificate.

This Certificate has been executed as a deed and delivered on the date set out above.

SIGNED as a DEED By GUIDENT CORP

Witness:

Name:

Address:

Occupation: